Exhibit 10.29

THIRD AMENDMENT TO FIRST LIEN
CREDIT AND GUARANTY AGREEMENT
AND WAIVER

          THIS THIRD AMENDMENT TO FIRST LIEN CREDIT AND GUARANTY AGREEMENT AND WAIVER dated as of March 19, 2007 (the “Agreement”) is entered into among GENTEK INC., a Delaware corporation (“Holdings”), GENTEK HOLDING, LLC, a Delaware limited liability company (the “Borrower”), certain Subsidiaries of the Borrower, as Guarantors, the Lenders party hereto, Bank of America, N.A. (“BOFA”), as Collateral Agent and Co-Administrative Agent and General Electric Capital Corporation, as Co-Administrative Agent. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

          WHEREAS, Holdings, the Borrower, the Guarantors, the Lenders, Goldman Sachs Credit Partners L.P., as Joint Lead Arranger, Sole Bookrunner and Syndication Agent, Banc of America Securities LLC, as Joint Lead Arranger, General Electric Capital Corporation, as Co-Administrative Agent and Bank of America, N.A., as Collateral Agent and Co-Administrative Agent entered into that certain First Lien Credit and Guaranty Agreement dated as of February 28, 2005 (as amended or modified from time to time, the “Credit Agreement”);

          WHEREAS, Noma Holding Inc. (the “Seller”) sold certain assets (the “Transferred Assets”) to Electrical Components International, Inc. (the “Purchaser”) pursuant to that certain Asset Purchase Agreement dated as of December 22, 2006 among the Purchaser, the Seller and Holdings;

          WHEREAS, the Borrower has requested that the Lenders permit the Borrower to prepay the Second Lien Term Loans in full with the Net Asset Sale Proceeds received from the sale of the Transferred Assets and the proceeds of the Term B Loans (as defined below);

          WHEREAS, the Borrower has also requested that the Lenders amend the Credit Agreement as set forth below;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.           Waiver. Subject to the other terms and conditions of this Agreement, notwithstanding the terms of Section 2.14(a) of the Credit Agreement and Section 6.5 of the Credit Agreement, the Lenders hereby agree that (a) the Borrower shall not be required to prepay the Loans with the Net Asset Sale Proceeds from the sale of the Transferred Assets and (b) the Borrower may prepay the Second Lien Term Loans with the proceeds of the Term B Loan; provided that the Borrower uses the Net Asset Sale Proceeds from the sale of the Transferred Assets and the proceeds of the Term B Loan to repay the Second Lien Term Loans in full on the Third Amendment Effective Date. The above waivers shall not modify or affect the Credit Parties’ obligations to comply fully with the terms of Section 2.14(a), Section 6.5 or any other duty, term, condition or covenant contained in the Credit Agreement or any other Credit Document in the future. This waiver is limited solely to the specific waivers identified in this Section 1, and nothing contained in this Agreement shall be deemed to constitute a waiver of any other rights or remedies that the Co-Administrative Agents or any Lender may have under the Credit Agreement or any other Credit Document or under applicable law.

          2.           Amendments. The Credit Agreement is hereby amended as follows:

          (a)           The following definitions are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order and shall read as follows:

          “Excepted Asset Sales” means those Asset Sales described on Schedule 1.1(d) hereto.

          “Term B Loan” means a Term B Loan made by a Lender to Borrower pursuant to Section 2.1(c) .

          “Term B Loan Commitment” means the commitment of a Lender to make or otherwise fund a Term B Loan and “Term B Term Loan Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Term B Loan Commitment, if any, is set forth on Appendix A-3 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Term B Loan Commitments as of the Third Amendment Effective Date is $50,000,000.

          “Term B Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Term B Loans of such Lender; provided, at any time prior to the making of the Term B Loans, the Term B Loan Exposure of any Lender shall be equal to such Lender’s Term B Loan Commitment.

          “Term B Loan Installment” as defined in Section 2.12(b) .

          “Term B Loan Installment Date” as defined in Section 2.12(b) .

          “Term B Loan Maturity Date” means the earlier of (i) February 28, 2011, and (ii) the date that all Term B Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

          “Term B Loan Note” means a promissory note in the form of Exhibit B-4, as it may be amended, supplemented or otherwise modified from time to time.

          “Third Amendment Effective Date” means March 19, 2007.

          (b)           Part (i) of the definition of “Applicable Margin” in Section 1.1 of the Credit Agreement is hereby amended to read as follows:

(i) with respect to Term Loans and Term B Loans that are (a) Eurodollar Rate Loans, 2.25% per annum and (b) Base Rate Loans, 1.25% per annum; provided, that in the event the Loans are rated B1 or better by Moody’s then the Applicable Margin shall be (a) 2.00% per annum with respect to Eurodollar Rate Loans and (b) 1.00% per annum with respect to Base Rate Loans;

          (c)           The definition of “Class” in Section 1.1 of the Credit Agreement is hereby amended to read as follows:

          “Class” means (i) with respect to Lenders, each of the following classes of Lenders: (a) Lenders having Term Loan Exposure, (b) Lenders having Term B Loan

Exposure and (c) Lenders having Revolving Exposure (including Swing Line Lender), and (ii) with respect to Loans, each of the following classes of Loans: (a) Term Loans, (b) Term B Loans and (c) Revolving Loans (including Swing Line Loans).

          (d)           The definition of “Commitment” in Section 1.1 of the Credit Agreement is hereby amended to read as follows:

          “Commitment” means any Revolving Commitment, Term Loan Commitment or Term B Loan Commitment.

          (e)           The second parenthetical in the definition of “Consolidated Excess Cash Flow” in Section 1.1 of the Credit Agreement is hereby amended to read as follows:

(excluding (i) repayments of Revolving Loans or Swing Line Loans except to the extent the Revolving Commitments are permanently reduced in connection with such repayments and (ii) repurchases of Term Loans and Term B Loans made pursuant to Section 2.13(c))

          (f)           Part (c) of the definition of “Interest Period” in Section 1.1 of the Credit Agreement is hereby amended to read as follows:

(c)(i) no Interest Period with respect to any portion of the Term Loans shall extend beyond the Term Loan Maturity Date and (ii) no Interest Period with respect to any portion of the Term B Loans shall extend beyond the Term B Loan Maturity Date;

          (g)           The definition of “Loan” in Section 1.1 of the Credit Agreement is hereby amended to read as follows:

          “Loan” means a Term Loan, a Term B Loan, a Revolving Loan and a Swing Line Loan.

          (h)           The definition of “Pro Rata Share” in Section 1.1 of the Credit Agreement is hereby amended to read as follows:

          “Pro Rata Share” means (i) with respect to all payments, computations and other matters relating to the Term Loan of any Lender, the percentage obtained by dividing (a) the Term Loan Exposure of that Lender by (b) the aggregate Term Loan Exposure of all Lenders; (ii) with respect to all payments, computations and other matters relating to the Term B Loan of any Lender, the percentage obtained by dividing (a) the Term B Loan Exposure of that Lender by (b) the aggregate Term B Loan Exposure of all Lenders and (iii) with respect to all payments, computations and other matters relating to the Revolving Commitment or Revolving Loans of any Lender or any Letters of Credit issued or participations purchased therein by any Lender or any participations in any Swing Line Loans purchased by any Lender, the percentage obtained by dividing (a) the Revolving Exposure of that Lender by (b) the aggregate Revolving Exposure of all Lenders. For all other purposes with respect to each Lender, “Pro Rata Share” means the percentage obtained by dividing (A) an amount equal to the sum of the Term Loan Exposure, Term B Loan Exposure and the Revolving Exposure of that Lender, by (B) an amount equal to the sum of the aggregate Term Loan Exposure, Term B Loan Exposure and the aggregate Revolving Exposure of all Lenders.

          (i)           The definition of “Requisite Class Lenders” in Section 1.1 of the Credit Agreement is hereby amended to read as follows:

          “Requisite Class Lenders” means, at any time of determination, (i) for the Class of Lenders having Term Loan Exposure, Lenders holding more than 50% of the aggregate Term Loan Exposure of all Lenders; (ii) for the Class of Lenders having Term B Loan Exposure, Lenders holding more than 50% of the aggregate Term B Loan Exposure of all Lenders; and (iii) for the Class of Lenders having Revolving Exposure, Lenders holding more than 50% of the aggregate Revolving Exposure of all Lenders.

                    (j)           The definition of “Requisite Lenders” in Section 1.1 of the Credit Agreement is hereby amended to read as follows:

          “Requisite Lenders” means one or more Lenders having or holding Term Loan Exposure, Term B Loan Exposure and/or Revolving Exposure and representing more than 50% of the sum of (i) the aggregate Term Loan Exposure of all Lenders, (ii) the aggregate Term B Loan Exposure of all Lenders and (iii) the aggregate Revolving Exposure of all Lenders.

                    (k)           The definition of “Type of Loan” in Section 1.1 of the Credit Agreement is hereby amended to read as follows:

          “Type of Loan” means (i) with respect to either Term Loans, Term B Loans or Revolving Loans, a Base Rate Loan or a Eurodollar Rate Loan, and (ii) with respect to Swing Line Loans, a Base Rate Loan.

                    (l)           New Sections 2.1(c) and (d) are hereby added to the Credit Agreement to read as follows:

          (c)           Term B Loan Commitments. Subject to the terms and conditions hereof, each Lender severally agrees to make, on the Third Amendment Effective Date, a Term B Loan to the Borrower in an amount equal to such Lender’s Term B Loan Commitment. Borrower may make only one borrowing under the Term B Loan Commitment which shall be on the Third Amendment Effective Date. Any amount borrowed under this Section 2.1(c) and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.13(a) and 2.14, all amounts owed hereunder with respect to the Term B Loans shall be paid in full no later than the Term B Loan Maturity Date. Each Lender’s Term B Loan Commitment shall terminate immediately and without further action on the Third Amendment Effective Date after giving effect to the funding of such Lender’s Term B Loan Commitment on such date. The Term B Loans may consist of Eurodollar Rate Loans or Base Rate Loans, as further provided herein.

          (d)           Borrowing Mechanics for Term B Loans. Borrower shall deliver to BOFA a fully executed Funding Notice (y) three Business Days prior to the Third Amendment Effective Date in the case of Term B Loans which are Eurodollar Rate Loans and (z) one Business Day prior to the Third Amendment Effective Date in the case of Term B Loans which are Base Rate Loans. Promptly upon receipt by BOFA of such notice, BOFA shall notify each Lender of the proposed borrowing. Each Lender shall make its Term B Loan available to BOFA in immediately available funds by wire transfer of same day funds in Dollars, at the Principal Office designated by BOFA. BOFA shall make the proceeds of the Term B Loan available to the Borrower on the Third

Amendment Effective Date by causing an amount of same day funds in Dollars equal to the proceeds of the Term B Loan to be credited to the account of the Borrower at the Principal Office designated by BOFA or to such other account as may be designated in writing to BOFA by the Borrower.

                    (m)           Section 2.5(a) of the Credit Agreement is hereby amended to read as follows:

          (a)           Pro Rata Shares. All Loans shall be made, and all participations purchased, by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall any Term Loan Commitment, Term B Loan Commitment or any Revolving Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby.

                    (n)           The last sentence of Section 2.5(b) of the Credit Agreement is hereby amended to read as follows:

Nothing in this Section 2.5(b) shall be deemed to relieve any Lender from its obligation to fulfill its Term Loan Commitments, Term B Loan Commitments and Revolving Commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder.

                    (o)           The following sentence is hereby added at the end of Section 2.6 of the Credit Agreement:

The proceeds of the Term B Loans shall be applied by the Borrower to repay the Second Lien Term Loans on the Third Amendment Effective Date.

                    (p)           Section 2.7(c) of the Credit Agreement is hereby amended to read as follows:

          (c)           Notes. If so requested by any Lender by written notice to the Borrower (with a copy to Administrative Agents) at least two Business Days prior to the Closing Date, or at any time thereafter, the Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after Borrower’s receipt of such notice) a Note or Notes to evidence such Lender’s Term Loan, Term B Loan, Revolving Loan or Swing Line Loan, as the case may be.

                    (q)           Clause (i) in Section 2.8(a) of the Credit Agreement is hereby amended to read as follows:

          (i)           in the case of Term Loans, Term B Loans and Revolving Loans:

                    (r)           The first sentence of Section 2.8(c) of the Credit Agreement is hereby amended to read as follows:

          (c)           In connection with Eurodollar Rate Loans there shall be no more than (i) five (5) Interest Periods outstanding at any time with respect to Revolving Loans, (ii)

five (5) Interest Periods outstanding at any time with respect to the Term Loans and (iii) five (5) Interest Periods outstanding at any time with respect to the Term B Loans.

                    (s)           Subclauses (ii) and (iii) of Section 2.8(e) of the Credit Agreement are hereby amended to read as follows:

(ii) with respect to Term Loans and Term B Loans, shall accrue on a daily basis on and to the March 31st, June 30th, September 30th and December 31st most recently ended prior to such payment date and shall be payable in arrears on each Interest Payment Date; (iii) shall accrue on a daily basis and shall be payable in arrears upon any prepayment of Term Loans or Term B Loans, whether voluntary or mandatory, to the extent accrued on the amount being prepaid;.

                    (t)           The language preceding the proviso in Section 2.9(a)(i) of the Credit Agreement is hereby amended to read as follows:

          (i)           to convert at any time all or any part of any Term Loan, Term B Loan or Revolving Loan equal to $500,000 and integral multiples of $100,000 in excess of that amount from one Type of Loan to another Type of Loan;

                    (u)           A new Section 2.12(b) is hereby added to the Credit Agreement following Section 2.12(a) to read as follows:

          (b)           Scheduled Installments for Term B Loans. The principal amounts of the Term B Loans shall be repaid in consecutive quarterly installments (each, a “Term B Loan Installment”) in the aggregate amounts set forth below on the four quarterly scheduled Interest Payment Dates applicable to Term B Loans (each, a “Term B Loan Installment Date”), commencing June 30, 2007:

Fiscal Quarter	Term B Loan Installments
June 30, 2007	$125,000
September 30, 2007	$125,000
December 31, 2007	$125,000
March 31, 2008	$125,000
June 30, 2008	$125,000
September 30, 2008	$125,000
December 31, 2008	$125,000
March 31, 2009	$125,000
June 30, 2009	$125,000
September 30, 2009	$125,000
December 31, 2009	$125,000
March 31, 2010	$125,000
June 30, 2010	$12,125,000
September 30, 2010	$12,125,000
December 31, 2010	$12,125,000
Term B Loan Maturity Date	$12,125,000

Notwithstanding the foregoing, (x) such Term B Loan Installments shall be reduced in connection with any voluntary or mandatory prepayments of the Term B Loans, as the case may be, in accordance with Sections 2.13, 2.14 and 2.15, as applicable; and (y) the

Term B Loans, together with all other amounts owed hereunder with respect thereto, shall, in any event, be paid in full no later than the Term B Loan Maturity Date.

                    (v)           The second parenthetical in Section 2.13 of the Credit Agreement is hereby amended to read as follows:

(and Administrative Agents will promptly transmit such telephonic or original notice for Term Loans, Term B Loans or Revolving Loans, as the case may be, by telefacsimile or telephone to each Lender)

                    (w)           Section 2.13(c) of the Credit Agreement is hereby amended to read as follows:

                                (c)           Certain Permitted Term Loan and Term B Loan Repurchases.

          Notwithstanding anything to the contrary contained in this Section 2.13 or any other provision of this Agreement, so long as (i) there is no Default, (ii) there is no Event of Default and (iii) no Default or Event of Default would result therefrom, Borrower may repurchase outstanding Term Loans and Term B Loans on the following basis:

          (i)           Borrower may repurchase all or any portion of the Term Loans and the Term B Loans of one or more Lenders pursuant to an Assignment Agreement, between Borrower and such Lender or Lenders in an aggregate principal amount not to exceed (y) 10% of the initial aggregate principal amount of Term Loans and Term B Loans with respect to all such repurchases pursuant to this clause (i) and (z) $10,000,000 in any Fiscal Year; provided that, with respect to such repurchases, Borrower shall simultaneously provide a copy of such Assignment Agreement and any other agreements between Borrower and such Lender with respect to such repurchase to Administrative Agents;

          (ii)          In addition, Borrower may make one or more offers (each, an “Offer”) to repurchase all or any portion of the Term Loans and the Term B Loans (such Term Loans and Term B Loans, the “Offer Loans”) of Lenders, provided, (A) Borrower delivers a notice of such Offer to Administrative Agents and all Lenders no later than noon (New York City time) at least five Business Days in advance of a proposed consummation date of such Offer indicating (1) the last date on which such Offer may be accepted, (2) the maximum dollar amount of the Offer, (3) the repurchase price per dollar of principal amount of such Offer Loans at which Borrower is willing to repurchase the Offer Loans and (4) the instructions, consistent with this Section 2.13(c) with respect to the Offer (which shall be reasonably acceptable to Borrower and Administrative Agents), that a Lender must follow in order to have its Offer Loans repurchased; (B) the maximum dollar amount of the Offer shall be no less than an aggregate $1,000,000; (C) Borrower shall hold the Offer open for a minimum period of two Business Days; (D) a Lender who elects to participate in the Offer may choose to tender all or part of such Lender’s Offer Loans; and (E) the Offer shall be made to Lenders holding the Offer Loans on a pro rata basis in accordance with their Pro Rata Shares; provided, further that, if any Lender elects not to participate in the Offer, either in whole or in part, the amount of such Lender’s Offer Loans not being tendered shall be excluded in calculating the pro rata amount applicable to the balance of such Offer Loans;

          (iii)           With respect to all repurchases made by Borrower pursuant to this Section 2.13(c), (A) Borrower shall pay all accrued and unpaid interest, if any, on the repurchased Term Loans and Term B Loans to the date of repurchase of such Term Loans and Term B Loans (B) Borrower shall have provided to all Lenders all information that, together with any previously provided information, would satisfy the requirements of Rule 10b-5 of the Exchange Act with respect to an offer by Borrower to repurchase securities registered under the Securities Act of 1933 (whether or not such securities are outstanding) as if such offer was being made as of the date of such repurchase of Term Loans and Term B Loans from a Lender and (C) such repurchases shall not be deemed to be voluntary prepayments pursuant to this Section 2.13, Section 2.15 or 2.16 hereunder except that the amount of the Loans so repurchased shall be repurchased between the Term Loans and the Term B Loans and applied on a pro rata basis in each case to reduce the scheduled remaining Installments of principal on such Term Loan and the remaining Term B Loan Installments of principal on such Term B Loan, as applicable; and

          (iv)          Following repurchase by Borrower pursuant to this Section 2.13(c), the Term Loans and Term B Loans so repurchased shall be deemed cancelled for all purposes and no longer outstanding (and may not be resold by Borrower), for all purposes of this Agreement and all other Credit Documents, including, but not limited to (A) the making of, or the application of, any payments to the Lenders under this Agreement or any other Credit Document, (B) the making of any request, demand, authorization, direction, notice, consent or waiver under this Agreement or any other Credit Document or (C) the determination of Requisite Lenders, or for any similar or related purpose, under this Agreement or any other Credit Document. Any payment made by Borrower in connection with a repurchase permitted by this Section 2.13(c) shall not be subject to the provisions of either Section 2.16(a) or Section 2.17. Failure by Borrower to make any payment to a Lender required by an agreement permitted by this Section 2.13(c) shall not constitute an Event of Default under Section 8.1(a).

Notwithstanding any of the provisions set forth in this Agreement to the contrary, Borrower, the Lenders and Agents hereby agree that nothing in this Agreement shall be understood to mean or suggest that the Term Loans or the Term B Loans constitute “securities” for purposes of either the Securities Act or the Exchange Act.

                    (x)            Section 2.14(a) of the Credit Agreement is hereby amended to read as follows:

          (a)           Asset Sales. No later than the third Business Day following the date of receipt by any Credit Party of any Net Asset Sale Proceeds (other than any Net Asset Sale

Proceeds received from any Excepted Asset Sale), the Borrower shall prepay the Loans and/or the Revolving Commitments shall be permanently reduced as set forth in Section 2.15(b) in an aggregate amount equal to such Net Asset Sale Proceeds; provided, so long as no Default or Event of Default shall have occurred and be continuing, Borrower shall have the option, directly or through one or more of its Subsidiaries, to invest Net Asset Sale Proceeds (in an aggregate amount not to exceed $20,000,000 of such proceeds received by the Credit Parties in any Fiscal Year) within three hundred sixty-five days of receipt thereof in long-term assets of the general type used in the business of Borrower and its Subsidiaries and Permitted Acquisitions; provided further, pending any such investment such Net Asset Sale Proceeds shall be applied to prepay Revolving Loans to the extent outstanding (without a reduction in Revolving Commitments) and provided further, that any such Net Asset Sale Proceeds not so reinvested within 365 days of receipt thereof shall be applied to prepay the Loans as set forth herein.

                    (y)           The first parenthetical in Section 2.14(c) of the Credit Agreement is hereby amended to read as follows:

(other than pursuant to (i) any employee stock or stock option compensation plan and (ii) the exercise of warrants payable in cash in an amount not to exceed $10,000,000 in any Fiscal Year and $30,000,000 in the aggregate from the Closing Date through the applicable date of determination)

                    (z)           Section 2.14(e) of the Credit Agreement is hereby amended to read as follows:

          (e)           Consolidated Excess Cash Flow. In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with the Fiscal Year ending December 31, 2006), the Borrower shall, no later than ninety days after the end of such Fiscal Year, prepay the Loans and/or the Revolving Commitments shall be permanently reduced as set forth in Section 2.15(b) in an aggregate amount equal to the sum of (i) 50% of such Consolidated Excess Cash Flow minus (ii) any voluntary repurchases of the Term Loans or the Term B Loans made by the Borrower pursuant to the terms hereof; provided, on any date that the Leverage Ratio (determined for any such period by reference to the most recent Compliance Certificate delivered pursuant to Section 5.1(d) calculating the Leverage Ratio) shall be 3.50:1.00 or less, the Borrower shall not be required to make the prepayments and/or reductions otherwise required hereby.

          (aa)           The third clause following the “:”in Section 2.15(a) of the Credit Agreement and the last sentence of Section 2.15(a) of the Credit Agreement are each hereby amended to read as follows:

           third, to prepay the Term Loans and the Term B Loans, on a pro rata basis (in accordance with the outstanding principal amounts thereof).

          Any prepayment of any Term Loan pursuant to Section 2.13(a) shall be further applied on a pro rata basis to reduce the scheduled remaining Installments of principal on such Term Loan, and any prepayment of any Term B Loan pursuant to Section 2.13(a) shall be further applied on a pro rata basis to reduce the scheduled remaining Term B Installments of principal on such Term B Loan.

          (bb)         The first clause following the “:” in Section 2.15(b) of the Credit Agreement is hereby amended to read as follows:

          first, to prepay Term Loans and Term B Loans, on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) and shall be further applied on a pro rata basis to the remaining scheduled Installments of principal of the Term Loans and remaining scheduled Term B Loan Installments of principal of the Term B Loans;

                    (cc)         The language preceding the “:” in Section 3.2(a) is hereby amended to read as follows:

          (a)           Conditions Precedent. The obligation of each Lender to make any Loan, or Issuing Bank to issue any Letter of Credit, on any Credit Date, including the Closing Date, the Term Loan Funding Date and the Third Amendment Effective Date, are subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions precedent:

          (dd)         Section 3.2(a)(vi) of the Credit Agreement is hereby amended to read as follows:

                                          (a)           [Intentionally omitted.]

                    (ee)         Section 5.1(a) of the Credit Agreement is hereby amended to read as follows:

                                          (a)           [Intentionally omitted.]

                            (ff)          Section 6.1(o) of the Credit Agreement is hereby amended to read as follows:

          (o)           other Indebtedness of Holdings and its Subsidiaries in an aggregate amount not to exceed at any time $25,000,000; and

                    (gg)         Section 6.2(p) of the Credit Agreement is hereby amended to read as follows:

          (p)           other Liens securing Indebtedness in an aggregate amount not to exceed $25,000,000 at any time outstanding.

          (hh)         The “.”at the end of Section 6.5(d) of the Credit Agreement is replaced with a “; and” and the following new clause (e) is hereby added at the end of Section 6.5 of the Credit Agreement to read as follows:

          (e)           Holdings may repurchase shares of its Capital Stock; provided that (i) no Default or Event of Default exists immediately prior to and after giving effect to any such repurchase and (ii) the aggregate amount of all such repurchases of Capital Stock by Holdings pursuant to this Section 6.5(e) from the Third Amendment Effective Date through the remaining term of this Agreement shall not exceed $100,000,000; provided that Holdings may make additional repurchases of its Capital Stock in excess of the threshold established in clause (ii) above if the Borrower delivers a revised Compliance Certificate demonstrating that the Leverage Ratio calculated on a pro forma basis after giving effect to such repurchase (as if such repurchase had occurred in the beginning of the period set forth in such Compliance Certificate) is at least .50 less than the ratio required to be maintained by Section 6.8(b) .

          (ii)           Sections 6.8(a), (b) and (c) of the Credit Agreement are each hereby amended to read as follows:

          (a)           Interest Coverage Ratio. Holdings shall not permit the Interest Coverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending December 31, 2006, to be less than the correlative ratio indicated:

Fiscal Quarter	Interest Coverage Ratio
December 31, 2006	2.75:1.00
March 31, 2007	2.75:1.00
June 30, 2007	2.75:1.00
September 30, 2007	2.75:1.00
December 31, 2007 and each fiscal	3.00:1.00
Quarter ending thereafter

          (b)           Leverage Ratio. Holdings shall not permit the Leverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending December 31, 2006 to exceed the correlative ratio indicated:

Fiscal Quarter	Leverage Ratio
December 31, 2006	4.00:1.00
March 31, 2007	4.00:1.00
June 30, 2007	4.00:1.00
September 30, 2007	4.00:1.00
December 31, 2007 and each fiscal	3.50:1.00
Quarter ending thereafter

          (c)           Maximum Consolidated Capital Expenditures. Holdings shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures, in any Fiscal Year indicated below, in an aggregate amount for Holdings and its Subsidiaries in excess of the corresponding amount set forth below opposite such Fiscal Year (other than those funded with (i) the Net Asset Sale Proceeds of any Asset Sale (including without limitation the Net Asset Sale Proceeds of any Excepted Asset Sale) that are not required to be used to prepay the Loans pursuant to Section 2.14(a) or (ii) insurance proceeds); provided, such amount for any Fiscal Year shall be increased by an amount equal to the excess, if any, (but in no event more than $15,000,000) of such amount for the previous Fiscal Year (as adjusted in accordance with this proviso) over the actual amount of such Consolidated Capital Expenditures for such previous Fiscal Year:

Fiscal Year	Consolidated Capital
Expenditures
2005	$43,800,000
2006	$36,900,000
2007	$44,000,000
2008	$42,000,000
2009	$33,000,000

                    (jj)          Clause (3) of Section 6.9(b) of the Credit Agreement is hereby amended to read as follows:

(3) the Net Asset Sale Proceeds thereof (other than any Net Asset Sale Proceeds received from any Excepted Asset Sale) shall be applied as required by Section 2.14(a) and

                    (kk)         Section 6.9(d) of the Credit Agreement is hereby amended to read as follows:

          (d)           Permitted Acquisitions, the non-equity consideration for which constitutes (i) less than $40,000,000 in the aggregate in any Fiscal Year; and (ii) less than $100,000,000 in the aggregate from the Third Amendment Effective Date to the date of determination; provided, that the non-equity consideration of any Permitted Acquisition may exceed the limitations set forth in clauses (i) and (ii) of this Section 6.9(d), if the Borrower delivers a revised Compliance Certificate demonstrating that the Leverage Ratio calculated on a pro forma basis in accordance with Section 6.9(d) after giving effect to such Permitted Acquisition (as if such Permitted Acquisition had occurred in the beginning of the period set forth in such Compliance Certificate) is at least .50 less than the ratio required to be maintained by Section 6.8(b) (it being understood and agreed that (x) any Cash proceeds received by Holdings from a capital contribution, or the issuance of Capital Stock, and used as consideration to make a Permitted Acquisition within 90 days of receipt of such Cash proceeds shall be considered equity consideration (and not cash consideration counting toward the baskets above) for purposes of this Section 6.9(d) and (y) any proceeds of a Revolving Loan borrowing and/or Cash used to fund in whole or in part a Permitted Acquisition shall be considered equity consideration (and not cash consideration counting toward the baskets above) for purposes of this Section 6.9(d) so long as such Revolving Loan and/or Cash is immediately repaid or replenished in full with Cash proceeds received by Holdings from a capital contribution, or the issuance of Capital Stock within 90 days of the date of the consummation of such Permitted Acquisition);

                    (ll)          Section 6.11 of the Credit Agreement is hereby amended to read as follows:

                           6.11      [Intentionally omitted.]

                    (mm)      Clause (B) of Section 10.6(c)(ii) of the Credit Agreement is hereby amended to read as follows:

(B) $1,000,000 as of the Trade Date (or such lesser amount as may be agreed to by Borrower and Administrative Agents or as shall constitute the aggregate amount of the Term Loan or the Term B Loan of the assigning Lender) with respect to the assignment of Term Loans and Term B Loans;

                    (nn)       Section 10.6(d) of the Credit Agreement is hereby amended to read as follows:

          (d)           Mechanics. Assignments of Term Loans and Term B Loans by Lenders may be made via an electronic settlement system acceptable to Administrative Agents as designated in writing from time to time to the Lenders by Administrative Agents (the “Settlement Service”). Each such assignment shall be effected by the assigning Lender and proposed assignee pursuant to the procedures then in effect under the Settlement Service, which procedures shall be consistent with the other provisions of this Section 10.6. Each assignor Lender and proposed assignee shall comply with the requirements of the Settlement Service in connection with effecting any transfer of Loans pursuant to the Settlement Service. Administrative Agents’ and Borrower’s consent shall be deemed to have been granted, with regard to any Lender set forth on a list of preapproved lenders agreed to in advance between Borrower and GSCP, pursuant to Section 10.6(c)(ii) with respect to any transfer effected through the Settlement Service. Subject to the other requirements of this Section 10.6, assignments and assumptions of Term Loans and Term B Loans may also be effected by manual execution and delivery to the Administrative Agents of an Assignment Agreement with, in the case of an assignment pursuant to Section 10.6(c)(ii), the prior written consent of each of Borrower and Administrative Agents (such consent not to be (x) unreasonably withheld or delayed or (y) in the case of Borrower, required at any time an Event of Default shall have occurred and then be continuing). Initially, assignments and assumptions of Term Loans and Term B Loans shall be effected by such manual execution until Administrative Agents notify Lenders to the contrary. Assignments and assumptions of Revolving Loans and Revolving Commitments shall only be effected by manual execution and delivery to the Administrative Agents of an Assignment Agreement. Assignments made pursuant to the foregoing provision shall be effective as of the Assignment Effective Date. In connection with all assignments there shall be delivered to Administrative Agents such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver pursuant to Section 2.20(c) . Notwithstanding anything herein or in any Assignment Agreement to the contrary and (i) unless notice to the contrary is delivered to the Lenders from the Administrative Agents or (ii) so long as no Default or Event of Default has occurred and is continuing, payment to the assignor by the assignee in respect of the settlement of an assignment of any Term Loan or Term B Loan (but not any Revolving Loan or Revolving Commitment) shall include such compensation to the assignor as may be agreed upon by the assignor and the assignee with respect to all unpaid interest which has accrued on such Term Loan or Term B Loan to but excluding the Assignment Effective Date. On and after the applicable Assignment Effective Date, the applicable assignee shall be entitled to receive all interest paid or payable with respect to the assigned Term Loan or Term B Loan, whether such interest accrued before or after the applicable Assignment Effective Date.

          (oo)         A new Appendix A-3 is hereby added to the Credit Agreement to read as provided on Appendix A-3 attached hereto.

          (pp)         A new Schedule 1.1(d) is hereby added to the Credit Agreement to read as provided on Schedule 1.1(d) attached hereto.

          (qq)         Exhibit A-1 to the Credit Agreement is hereby amended to read as provided on Exhibit A-1 attached hereto.

          (rr)           Exhibit A-2 to the Credit Agreement is hereby amended to read as provided on Exhibit A-2 attached hereto.

          (ss)          A new Exhibit B-4 is hereby added to the Credit Agreement to read as provided on Exhibit B-4 attached hereto.

          3.           Conditions Precedent. This Agreement shall be effective upon satisfaction of the following conditions precedent:

          (a)           Receipt by BOFA of counterparts of this Agreement duly executed by the Borrower, the Guarantors and the Requisite Lenders; and

          (b)           Receipt by BOFA of a certificate of an Authorized Officer of the Borrower, in form and substance reasonably satisfactory to BOFA, (i) certifying that the Organizational Documents of each Credit Party delivered on the Closing Date have not been amended, supplemented or otherwise modified since the Closing Date except as otherwise disclosed in a public filing or to BOFA directly, and remain in full force and effect as of the Third Amendment Effective Date, (ii) attaching resolutions of each Credit Party approving and adopting this Agreement, the transactions contemplated herein and authorizing the execution and delivery of this Agreement and any documents, agreements or certificates related thereto and certifying that such resolutions have not been amended, supplemented or otherwise modified and remain in full force and effect as of the Third Amendment Effective Date and (iii) certifying that Holdings and its Subsidiaries (after giving effect to this Agreement and the incurrence of Indebtedness related hereto) are Solvent on a consolidated basis.

          (c)           Receipt by the BOFA of favorable opinions of legal counsel to the Credit Parties, addressed to BOFA and each Lender, dated as of the Third Amendment Effective Date, in form and substance satisfactory to BOFA.

          (d)           Receipt by BOFA of a payoff letter from Goldman Sachs Credit Partners L.P., in its capacity as administrative agent under the Second Lien Credit Agreement, containing the payoff amount for the Second Lien Term Loans and other agreements reasonably satisfactory to BOFA and the Borrower.

4.           Miscellaneous.

          (a)           The Credit Agreement, and the obligations of the Credit Parties thereunder and under the other Credit Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.

          (b)           Each Guarantor (i) acknowledges and consents to all of the terms and conditions of this Agreement, (ii) affirms all of its obligations under the Credit Documents and (iii) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Credit Agreement or the other Credit Documents.

          (c)           The Borrower and the Guarantors hereby represent and warrant as follows:

          (i)           Each Credit Party has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

          (ii)          This Agreement has been duly executed and delivered by the Credit Parties and constitutes each of the Credit Parties’ legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (iii)         No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by any Credit Party of this Agreement.

          (d)           This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by telecopy shall be effective as an original and shall constitute a representation that an executed original shall be delivered.

          (e)           THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BORROWER:	GENTEK HOLDING, LLC

By: s/WILLIAM E. REDMOND, Jr
	Name:	WILLIAM E. REDMOND, Jr
	Title:	President and Chief Executive Officer

GUARANTORS:	GENTEK INC.

By: s/WILLIAM E. REDMOND, Jr
Name: WILLIAM E. REDMOND, Jr
Title: President and Chief Executive Officer

BALCRANK PRODUCTS INC.
BINDERLINE DRAFTLINE, INC.
DEFIANCE, INC.
DEFIANCE KINEMATICS INC.
DEFIANCE PRECISION PRODUCTS, INC.
DEFIANCE PRECISION PRODUCTS MANAGEMENT LLC
DEFIANCE PRECISION PRODUCTS MANUFACTURING LLC
DEFIANCE TESTING & ENGINEERING SERVICES, INC.
FINI ENTERPRISE, INC.
GENERAL CHEMICAL LLC
GENERAL CHEMICAL PERFORMANCE PRODUCTS LLC
GENERAL CHEMICAL WEST LLC
GENTEK TECHNOLOGIES MARKETING INC.
HY-FORM PRODUCTS, INC.
PRINTING DEVELOPMENTS, INC.
REHEIS, INC.
TOLEDO TECHNOLOGIES INC.
TOLEDO TECHNOLOGIES MANAGEMENT LLC
TOLEDO TECHNOLOGIES MANUFACTURING LLC
VIGILANT NETWORKS LLC

By: s/James Imbriaco
	Name:	James Imbriaco
	Title:	Secretary

GENTEK HOLDING, LLC
THIRD AMENDMENT TO FIRST LIEN CREDIT
AND GUARANTY AGREEMENT AND WAIVER

BANK OF AMERICA, N.A., as Collateral Agent and
Co-Administrative Agent

By:__________________________________
Name:
Title:

BANK OF AMERICA, N.A., as a Lender

By:__________________________________
Name:
Title:

GENERAL ELECTRIC CAPITAL CORPORATION,
as Co-Administrative Agent and a Lender

By:__________________________________
Name:
Title:

GENTEK HOLDING, LLC
THIRD AMENDMENT TO FIRST LIEN CREDIT
AND GUARANTY AGREEMENT AND WAIVER

LENDERS:	[Insert name of applicable Lender]

By:__________________________________
Name:
Title:

GENTEK HOLDING, LLC
THIRD AMENDMENT TO FIRST LIEN CREDIT
AND GUARANTY AGREEMENT AND WAIVER